UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 4, 1998

                               MPEL HOLDINGS CORP.
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             (Exact name of registrant as specified in its charter)



        NEW YORK                      0-3825                 22-1842747
  --------------------           ---------------         ------------------
(State or other jurisdiction    (Commission File    (IRS Employer Identification
      of incorporation)               Number)                  Number)


                 25 MELVILLE PARK ROAD, MELVILLE, NEW YORK 11747
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (516) 364-2700


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          (Former name or former address, if changed since last report)

     Item 5. Other Events

     MPEL Holdings Corp. (the "Company"), announced today, December 4, 1998, that its Board of Directors has authorized the repurchase of up to 500,000 shares of the Company's common stock (the "Common Stock"). The Company plans to repurchase the stock in the open market over a three (3) year period. The timing of repurchases and the number of shares actually repurchased will depend on a variety of factors, such as price and other market considerations. The Company currently has approximately 9,694,142 shares outstanding.




                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                   MPEL HOLDINGS CORP.


                                                By: /s/ Steven Latessa
                                                    -------------------------
                                                    Steven Latessa, President



     Date: December 4, 1998